UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

D-Wave Quantum Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

81585585;1

D-WAVE QUANTUM INC.
2650 East Bayshore Road
Palo Alto, California 94303

SUPPLEMENT TO THE PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON

June 5, 2025

This proxy statement supplement, dated May 28, 2025 (this “Supplement”), supplements the Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) filed by D-Wave Quantum Inc., a Delaware corporation (the “Company” or “we”), with the Securities and Exchange Commission (the “SEC”) on April 22, 2025 for the Company’s 2025 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually via live webcast at www.virtualshareholdermeeting.com/QBTS2025 on June 5, 2025 at 9:00 a.m. Pacific Time.

We are providing this Supplement to disclose that the Company has retained Okapi Partners LLC to act as a proxy solicitor for the Annual Meeting.

THIS SUPPLEMENT SHOULD BE READ TOGETHER WITH THE PROXY STATEMENT.

Appointment of Proxy Solicitor

The Company retained Okapi Partners LLC (“Okapi”) to assist in soliciting proxies on the Company's behalf in connection with the Annual Meeting. We have agreed to pay Okapi a fee of $20,000, plus reasonable costs and expenses, for these services. We will bear all proxy solicitation costs. If stockholders need assistance with casting or changing their vote, they should contact:

Okapi Partners LLC
1212 Avenue of the Americas, 17th Floor
New York, New York 10036
Toll Free: (212) 297-0720
Email: info@okapipartners.com

81585585;1